UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2013

InoLife Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

New York
(State or Other Jurisdiction of Incorporation)

000-50863
(Commission File Number)

30-299889
(I.R.S. Employer Identification No.)

6040-A Six Forks Rd., #135
Raleigh, N.C. 27609
(Address of Principal Executive Offices)

919-727-9186
(Issuer Telephone Number)

Copies to:
John T. Root, Jr., Attorney at Law
P.O. Box 5666
Jacksonville, AR 72078
(501) 529-8567 Tel
(501) 325-1130 Fax

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

InoLife Technologies, Inc.

CURRENT REPORT ON FORM 8-K

TABLE OF CONTENTS

Item 8.01.	Other Events	3

Signatures		4

Item 8.01. Other Events.

On January 12, 2012, the Company entered into an agreement for Consulting Services with Noah Clark, Jr. The Company did not consider this as a material agreement and no separate Form 8-K was filed, nor was this Consulting Agreement separately stated on the Form 10-Q filed for that period. The Consulting Agreement was included in operations for that period. It was not considered to be material by the Company, nor by the Company’s CPA. Therefore, this item was not separately identified and no separate filing was considered necessary. The separate filing has been requested, yesterday, as it is now considered a material item, and this filing results therefrom. The Company entered into this Consulting Agreement as it was believed that it was in the best commercial interest of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 31, 2013	INOLIFE TECHNOLOGIES, INC.

	By:	/s/ Gary Berthold
Gary Berthold
Principal Executive Officer